                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                    FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report(Date of earliest event reported): December 8, 1995


                         BARRINGER LABORATORIES, INC.
          (Exact name of registrant as specified in its Charter)



                                   Delaware
      (State or other jurisdiction of incorporation or organization)



          0-8241                                84-0951626
 (Commission file number)                     I.R.S. Employer
                                           (Identification No.)


 15000 West 6th Avenue, Suite 300                  80401
         Golden, Colorado                        (Zip Code)
      (Address of principal
       executive offices)


            Registrant's telephone number, including area code:
                              (303) 277-1687

ITEM 5.  OTHER EVENTS

Effective December 13, 1995 under an agreement dated December 8, 1995, Barringer Laboratories, Inc. (the "Company") purchased from Barringer Technologies, Inc. ("BTI") 647,238 shares of the Company's common stock which were owned by BTI for $809,048, which consisted of a cash payment of $300,000 and cancellation of intercompany obligations in the amount of $509,048. Additionally, 88,260 shares of the Company's Common Stock owned by BTI were placed in an escrow account, which will be returned to BTI if certain earnings are achieved by the Company in 1996. BTI has agreed not to transfer its remaining 26% interest in BLI until January 2, 1997, subject to certain conditions, and has agreed to grant BLI a right of first refusal with respect to such shares until January 2, 1997, subject to certain conditions. Intercompany Agreement between the Company and BTI was terminated on December 13, 1995. BTI agreed to terminate all voting trusts, proxy arrangements, and all other arrangements and agreements of any kind or nature to which it is a party under which it is authorized to vote shares of the Company. BTI further agreed not to enter into any future voting trusts, proxy agreements, and any other agreements relating to shares of the Company for the next twenty-four (24) months.

The following itemizes the purchase transaction with BTI.

     Note Due from BTI on 11/30/95                $451,945
     Accounts Receivable due BTI on 12/1/95         57,103
     Cash Payment to BTI                           300,000
                                                  --------
          Total Transaction                       $809,048
                                                  --------
                                                  --------

Additionally, the Company incurred approximately $37,000 in professional fees relating to this stock transaction. The common stock purchased by the Company and total transaction value of approximately $846,048 will be recorded as Treasury stock.

The following table lists the Company's outstanding common stock and BTI percentage ownership in the Company pre-transaction and post-transaction.


                                         Pre           Post
                                     Transaction    Transaction
                                     -----------    -----------
Number of Shares of
  Company's Common Stock
  Outstanding as of
  December 13, 1995                   2,299,254      1,652,016

Number of Outstanding
  Shares of Common Stock
  Owned by BTI                        1,079,713        432,475

BTI Percent Ownership of
  Company's Common Stock                  46.96%         26.17%
                                     -----------    -----------
                                     -----------    -----------


The following is an unaudited Pro Forma Consolidated Balance Sheet as of November 30, 1995 reflecting this stock transaction.

                         BARRINGER LABORATORIES, INC.
              UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                          AS OF NOVEMBER 30, 1995

                                         11/30/95
                                         Balance     11/30/95
                                          Sheet      Pro Forma
                                        ----------   ----------
     ASSETS
Current Assets
  Cash                                  $  524,000   $  224,000
  Trade Receivables, Net                   874,000      874,000
  Due From Affiliate - BTI                  57,000         -
  Prepaid Expenses and Other                66,000       48,000
                                        ----------   ----------
    Total Current Assets                 1,521,000    1,146,000

Property and Equipment
  Gross Property and Equipment           3,050,000    3,050,000
  Less Accumulated Depreciation          2,429,000    2,429,000
                                        ----------   ----------
    Net Property and Equipment             621,000      621,000

Note Receivable from Affiliate - BTI       452,000         -

Other Assets                                53,000       53,000
                                        ----------   ----------
Total Assets                            $2,647,000   $1,820,000
                                        ----------   ----------
                                        ----------   ----------
Liabilities and Shareholders' Equity

Liabilities

Current Liabilities
  Line of Credit                            32,000       32,000
  Trade Accounts Payables                  234,000      234,000
  Accrued Liabilities                      334,000      353,000
  Current Maturities of Ltd.               157,000      157,000
                                        ----------   ----------
    Total Current Liabilities              757,000      776,000

Long-term Debt Less Current Maturities      44,000       44,000
                                        ----------   ----------
Total Liabilities                          801,000      820,000

Shareholders' Equity
  Common Stock                              23,000       23,000
  Additional Paid-in Capital             3,278,000    3,278,000
  Treasury Stock at Cost
    (647,238 Shares)                          -        (846,000)
  Deficit                               (1,434,000)  (1,434,000)
  Translation Adjustment                   (21,000)     (21,000)
                                        ----------   ----------
    Total Shareholders' Equity           1,846,000    1,000,000

Total Liabilities and
  Shareholders' Equity                  $2,647,000   $1,820,000
                                        ----------   ----------
                                        ----------   ----------

     (a)  Exhibit

          10.27     Stock Purchase Agreement between Barringer
                    Laboratories, Inc. and Barringer Technologies, Inc. dated December 8, 1995.

                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BARRINGER LABORATORIES, INC.




                                       /s/ Charles E. Ramsay
                                       ---------------------------------------
                                       Charles E. Ramsay
                                       Chief Financial Officer



December 21, 1995